AMENDMENT NUMBER 1 TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 14, 2015 (this “Amendment”), is entered into by and among FOUNTAIN CITY FINANCE, LLC, a Delaware limited liability company (the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a Bank and as the agent (the “Agent”) for the Banks, DST SYSTEMS, INC., a Delaware corporation (“DST Systems”), as the Parent and the Servicer, and each of the parties named as Originators on the signature pages hereof.  Capitalized terms used and not otherwise defined herein are used as defined in the Receivables Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Amended and Restated Receivables Purchase Agreement dated as of May 15, 2014 (as amended hereby, the “Receivables Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments.  Effective as of the Effective Date (as defined below), the following amendments are made to the Receivables Purchase Agreement:

(a)  Clause (a) of the definition of “Commitment Termination Date” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to delete “May 14, 2015” where it appears and to substitute in lieu thereof “May 14, 2018”.

(b)  The definition of “Credit Agreement” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Credit Agreement” means that certain Credit Agreement, dated as of October 1, 2014, by and among DST Systems, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other Lenders from time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, Wells Fargo Bank, National Association, as Syndication Agent, and Compass Bank, BMO Harris Bank, N.A., JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC, UMB Bank N.A., U.S. Bank National Association and SunTrust Bank, as Co-Documentation Agents, without regard to any amendment, waiver, restatement or modification thereof unless the Administrative Agent under such Amended and Restated Receivables Purchase Agreement in the Administrative Agent’s capacity as such has consented to such amendment, waiver, restatement or modification in writing and regardless of whether such Credit Agreement remains in effect.

(c)  The definition of “Days Sales Outstanding” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Days Sales Outstanding” means, for any calendar month, the number of calendar days equal to the product of (a) 91 and (b) the amount computed by dividing (i) the Net Receivables Pool Balance as of the last day of the immediately preceding calendar month by (ii) the aggregate amount of sales by the Originators giving rise to Receivables during the three consecutive calendar months immediately preceding the Report Date for such calendar month.

(d)  The definition of “LIBOR Market Index Rate” or “LMIR” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to replace the period at the end thereof with the following:

provided, however, that in the event such one-month “Eurodollar Rate” is less than zero percent (0%), the LIBOR Market Index Rate or LMIR shall be deemed to be zero percent (0%).

(e)  Section 1.02(b) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.01(n), after consummation of any Investment constituting an Acquisition, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 of the Credit Agreement, be included to the extent relating to any period applicable in such calculations and (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period.

(f)  Section 5.02(f) of the Receivables Purchase Agreement is hereby deleted in its entirety.

(g)  The definition of “Monthly Report” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to replace the reference to “6.02(g)(i)” at the end thereof with “6.02(g)”.

(h)  All references in the Receivables Purchase Agreement to “$40,000,000” are hereby replaced with “$50,000,000.”

(i)  Section 7.01(d) of the Receivables Purchase Agreement is hereby amended to delete the final parenthetical phrase therein.

(j)  Section 7.01(n) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(n)(i) The Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent shall be greater than 3.50 to 1.00; or (ii) the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent shall be less than 3.25 to 1.00; provided that for each of clauses (i) and (ii) of this Section 0, the terms “Consolidated Leverage Ratio” and “Consolidated Interest Coverage Ratio”, together with each of the capitalized terms used to define such terms, shall have the meaning specified in Annex F; or

(k)  Annex F to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

ANNEX F
Specific Definitions for Sections 1.02(b) and 7.01(n)

Capitalized terms used in Section 1.02(b) and/or 7.01(n) and not otherwise defined in the Amended and Restated Receivables Purchase Agreement to which this Annex F is attached are used with the meanings attributed thereto in the Credit Agreement.

SECTION 2.  Effective Date.  This Amendment shall become effective as of the date (the “Effective Date”) on which the last of the following shall occur:  (a) this Amendment shall have been executed and delivered by a duly authorized officer of each party hereto, (b) the Amended and Restated Fee Agreement dated as of the date hereof shall have been executed and delivered by a duly authorized officer of each party thereto, and the Agent shall have received the extension Commitment Fee payable by the Seller thereunder, and (c) the Agent shall have received payment of its reasonable out-of-pocket legal fees associated with this Amendment and invoiced not less than two (2) Business Days prior to the date hereof.

SECTION 3.  Miscellaneous.

(a)  References in Receivables Purchase Agreement.  Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

(b)   Effect on Receivables Purchase Agreement.  Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect.  This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof.

(c)  No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Receivables Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

(d)  Fees and Expenses.  The Seller and DST Systems agree to pay all costs, fees, and expenses (including, without limitation, reasonable attorneys' fees and time charges of attorneys) incurred by the Agent and/or the Investor in connection with the preparation, execution and enforcement of this Amendment.

(e)  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f)  Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(h)  Amendments.  This Amendment may not be amended or otherwise modified except as provided in the Receivables Purchase Agreement.

(i)  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

<Signature Pages Follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SELLER:		FOUNTAIN CITY FINANCE, LLC

	By	/s/ Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: President and Treasurer

PARENT:		DST SYSTEMS, INC.

	By	/s/ Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial Officer and Treasurer

SERVICER:		DST SYSTEMS, INC.

	By	/s/ Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment 1 to Amended and Restated Receivables Purchase Agreement (DST)]

ORIGINATORS:	DST OUTPUT, LLC
DST OUTPUT CENTRAL, LLC
DST OUTPUT EAST, LLC
DST OUTPUT WEST, LLC
DST TECHNOLOGIES, INC.
DST MAILING SERVICES, INC.
DST OUTPUT ELECTRONIC SOLUTIONS, INC.
DST WORLDWIDE SERVICES, LLC
DST RETIREMENT SOLUTIONS, LLC
ARGUS HEALTH SYSTEMS, INC.
DST DIRECT, LLC
DST HEALTH SOLUTIONS, LLC
DST BROKERAGE SOLUTIONS, LLC
NEWKIRK PRODUCTS, INC.
LTM PUBLISHING, INC.
MCKAY HOCHMAN CO., INC.
THIRD PARTY EDUCATIONAL SYSTEMS, INC.
LATERAL GROUP NA, LLC
DST HEALTHCARE HOLDINGS, INC.

	By	/s/ Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: Treasurer

[Signature Page to Amendment 1 to Amended and Restated Receivables Purchase Agreement (DST)]

AGENT AND BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Agent

	By	/s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Vice President

[Signature Page to Amendment 1 to Amended and Restated Receivables Purchase Agreement (DST)]